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                                                                      Exhibit 10

                              LETTER AMENDMENT AND
                              EXTENSION OF WAIVER


                                                    Dated as of January 30, 1998

To the banks, financial institutions
     and other institutional lenders
     (collectively, the "Lenders") parties
     to the Credit Agreement referred to
     below and to Citibank, N.A., as administrative agent (the "Administrative Agent") for the Lenders


Ladies and Gentlemen:

     We refer to the Credit Agreement dated as of December 15, 1994, amended and restated as of July 14, 1997 (such Credit Agreement, as so amended, the "Credit Agreement") among the undersigned and you. Capitalized terms not otherwise defined in this Letter Amendment have the same meanings as specified in the Credit Agreement.

     Pursuant to a Letter Waiver dated as of December 30, 1997 (the "Letter Waiver"), the Required Lenders agreed to extend the period during which Asset Proceeds of certain dispositions would be applied pursuant to the terms of the Credit Agreement. The undersigned hereby requests the Lenders to extend the effectiveness of the waivers included in the Letter Waiver and to amend the Credit Agreement to further clarify the application of the proceeds of such dispositions.

     You have indicated your willingness, on the terms and conditions stated below, to so agree. Accordingly, it is hereby agreed by you and us as follows:

     (a) The reference in the Letter Waiver to "February 15, 1998" is amended to read "March 15, 1998" and

     (b) The Credit Agreement is, effective as of the date of this Letter Amendment, hereby amended as follows:

          (i) The definition of "Asset Proceeds" in Section 1.01 is amended by restating the parenthetical phrase in clause (b) thereof in full to read as follows:

     (including (i) such amounts paid or payable by direct or indirect partners, members of other holders of direct or indirect equity or other ownership interests in the assets or
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     options subject to such sale and, in any case (but without duplication of amounts included in clause (i)) (ii) the "Tax Amount" (as defined in the Amended and Restated Agreement of Limited Partnership of BFC Investments, L.P.) distributable in connection with such sale).

          (ii) Section 2.06(a)(ii) is amended by adding to the end thereof a new proviso to read as follows:

     ; provided that the Borrower may, with respect to any Asset Proceeds attributable in whole or in part to Trademark Appreciation, defer for a period of up to 90 days the application in accordance with this Section 2.06(a) of a portion of such Asset Proceeds equal to all, or at the borrowers election a portion of, a good faith estimate by the Borrower of the amount of such Asset Proceeds that is attributable to the sale of the applicable trademarks (the "Trademark Estimate") so long as the aggregate amount of the Unused Working Capital Commitments of the Lenders is not less than the Trademark Estimate during such period.

          (iii) Section 2.06(c) is amended by adding to the end thereof a new proviso to read as follows:

     ; provided that the Borrower may, with respect to any Trademark Appreciation, defer for a period of up to 90 days the application in accordance with this Section 2.06(c) of a portion of such Trademark Appreciation equal to all, or at the borrowers election a portion of, the Trademark Estimate (as defined in Section 2.06(a) above) so long as the aggregate amount of the Unused Working Capital Commitments of the Lenders is not less than the Trademark Estimate during such period.

          This Letter Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Letter Amendment executed by the undersigned and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Letter Amendment. This Letter Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

          On and after the effectiveness of this Letter Amendment, each reference in the Credit Agreement of the Letter Waiver to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement or the Letter Waiver, respectively, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Letter Amendment.
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          The Credit Agreement, the Letter Waiver, the Notes and each of the other Loan Documents, as specifically amended by this Letter Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

          If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least two counterparts of this Letter Amendment to Veronica Lane at Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022.

          This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Letter Amendment.

          This Letter Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


                                         Very truly yours,

                                         BORDEN, INC.

                                         By  /s/ Ronald P. Starkman
                                            ---------------------------------
                                            Title: Senior VP & Treasurer


                                         BORDEN, FOODS HOLDINGS
                                         CORPORATION

                                         By  /s/ Ronald P. Starkman
                                            ---------------------------------
                                            Title: Vice President & Treasurer


                                         WISE HOLDINGS, INC.

                                         By  /s/ Ronald P. Starkman
                                            ---------------------------------
                                            Title: Treasurer